Exhibit 99.1

DOUGLAS EMMETT PROPERTIES, LP
PARTNERSHIP UNIT DESIGNATION-2016 LTIP UNITS
Pursuant to Section 4.2 of the Agreement, the Partnership hereby designates an additional class of Partnership Units to be referred to as “2016 LTIP Units.” The 2016 LTIP Units are intended to have the same terms and conditions, and to rank pari passu in all regards with, the LTIP Units (the “2006 LTIP Units”) authorized under the previous Partnership Unit Designation adopted in 2006, except for the provision of Section 7 which allows for a Book-Up Hurdle. The 2016 LTIP Units and the 2006 LTIP Units are sometimes collectively referred to as “LTIP Units”.
The terms of the 2016 LTIP Units are as follows:

1.	Vesting.

A.Vesting, Generally. 2016 LTIP Units may, in the sole discretion of the General Partner, be issued subject to vesting, forfeiture and additional restrictions on transfer pursuant to the terms of an award, vesting or other similar agreement (a “Vesting Agreement”). The terms of any Vesting Agreement may be modified by the General Partner from time to time in its sole discretion, subject to any restrictions on amendment imposed by the relevant Vesting Agreement or by the terms of any plan pursuant to which the 2016 LTIP Units are issued, if applicable. 2016 LTIP Units that have vested and are no longer subject to forfeiture under the terms of a Vesting Agreement are referred to as “Vested 2016 LTIP Units”; all other 2016 LTIP Units are referred to as “Unvested 2016 LTIP Units.” Subject to the terms of any Vesting Agreement, a holder of 2016 LTIP Units shall be entitled to transfer his or her 2016 LTIP Units to the same extent, and subject to the same restrictions as holders of Partnership Common Units are entitled to transfer their Partnership Common Units pursuant to Article XI of the Agreement.

B.Forfeiture or Transfer of Unvested 2016 LTIP Units. Unless otherwise specified in the relevant Vesting Agreement, upon the occurrence of any event specified in a Vesting Agreement as resulting in either the forfeiture of any 2016 LTIP Units, or the right of the Partnership or the General Partner to repurchase 2016 LTIP Units at a specified purchase price, then upon the occurrence of the circumstances resulting in such forfeiture or if the Partnership or the General Partner exercises such right to repurchase, then the relevant 2016 LTIP Units shall immediately, and without any further action, be treated as cancelled or transferred to the General Partner, as applicable, and no longer outstanding for any purpose. Unless otherwise specified in the Vesting Agreement, no consideration or other payment shall be due with respect to any 2016 LTIP Units that have been forfeited, other than any distributions declared with a record date prior to the effective date of the forfeiture. In connection with any forfeiture or repurchase of 2016 LTIP Units, the balance of the portion of the Capital Account of the holder that is attributable to all of his or her 2016 LTIP Units shall be reduced by the amount, if any, by which it exceeds the target balance contemplated by Section 6.1.F of the Agreement, calculated with respect to the holder’s remaining 2016 LTIP Units, if any.

C.Legend. Any certificate evidencing a 2016 LTIP Unit shall bear an appropriate legend indicating that additional terms, conditions and restrictions on transfer, including without limitation any Vesting Agreement, apply to the 2016 LTIP Unit.

2.Distributions.

A.2016 LTIP Distribution Amount. Commencing from the Distribution Participation Date (as defined below) established for any 2016 LTIP Units, for any quarterly or other period holders of such 2016 LTIP Units shall be entitled to receive, if, when and as authorized by the General Partner out of funds legally available for the payment of distributions, regular cash distributions in an amount per unit equal to the amount that would have been payable to such holders if the 2016 LTIP Units had been Partnership Common Units for the quarter or other period to which such distributions relate (assuming such 2016 LTIP Units were held for the entire quarter or other period) (the “2016 LTIP Distribution Amount”). Except as otherwise provided by the award, plan or other agreement pursuant to which an LTIP Unit was issued, if an LTIP Unit was outstanding for less than the full quarterly or other period to which the 2016 LTIP Distribution Amount relates, the 2016 LTIP Distribution Amount shall be prorated accordingly, on the basis of actual days elapsed. In addition, from and after the Distribution Participation Date, 2016 LTIP Units shall be entitled to receive, if, when and as authorized by the General Partner out of funds or other property legally available for the payment of distributions, non-liquidating special, extraordinary or other distributions which may be made from time to time, in an amount per unit equal to the amount of any non-liquidating special, extraordinary or other distributions that would have been payable to such holders if the 2016 LTIP Units had been Partnership Common Units (if applicable, assuming such 2016 LTIP Units were held for the entire period to which such distributions relate). 2016 LTIP Units shall also be entitled to receive, if, when and as authorized by the General Partner out of funds or other property legally available for the payment of distributions, distributions representing proceeds of a sale or other disposition of all or substantially all of the assets of the Partnership in an amount per unit equal to the amount of any such distributions payable on the Partnership Common Units, whether made prior to, on or after the Distribution Participation Date, provided that the amount of such distributions shall not exceed the positive balances of the Capital Accounts of the holders of such 2016 LTIP Units to the extent attributable to the ownership of such 2016 LTIP Units. Distributions on the 2016 LTIP Units, if authorized, shall be payable on such dates and in such manner as may be authorized by the General Partner (any such date, a “Distribution Payment Date”); provided that the Distribution Payment Date and the record date for determining which holders of 2016 LTIP Units are entitled to receive a distribution shall be the same as the corresponding dates relating to the corresponding distribution on the Partnership Common Units. For the avoidance of doubt, except as otherwise provided by the award, plan or other agreement pursuant to which a 2016 LTIP Unit was issued, if a 2016 LTIP Unit is not outstanding on the applicable record date, no distribution, prorated or otherwise, shall be payable with respect to it.

B.Distribution Participation Date. The “Distribution Participation Date” for each 2016 LTIP Units will be such date as may be specified in the Vesting Agreement or other documentation pursuant to which such 2016 LTIP Units are issued, and if no such date is specified, the date on which the 2016 LTIP Units are issued.

3.Allocations.

A.In General. Commencing with the portion of the taxable year of the Partnership that begins on the Distribution Participation Date established for any 2016 LTIP Units, such 2016 LTIP Units shall be allocated Net Income and Net Loss in amounts per LTIP Unit equal to the amounts allocated per Partnership Common Unit. The allocations provided by the preceding sentence shall be subject to the provisions of the following Section 3.B and to the special allocations required by Section 6.3.B of the Agreement. The Managing General Partner is authorized in its discretion to delay or accelerate the participation of the 2016 LTIP Units in allocations of Net Income and Net Loss under this Section 3, or to adjust the allocations made under this Section 3 after the Distribution Participation Date, so that the ratio of (i) the total amount of Net Income or Net Loss allocated with respect to each LTIP Unit in the taxable year in which that LTIP Unit’s Distribution Participation Date falls (excluding special allocations under Section 3.B below), to (ii) the total amount distributed to that LTIP Unit with respect to such period, is more nearly equal to the ratio of (i) the Net Income and Net Loss allocated with respect to the General Partner’s Partnership Common Units in such taxable year to (ii) the amounts distributed to the General Partner with respect to such Partnership Common Units and such taxable year.

B.Special Allocations. After giving effect to the special allocations set forth in Sections 6.3.A and 6.3.B of the Agreement, and subject to the prior allocation of income and gain under Section 6.2(i) of the Agreement, any Liquidating Gains shall first be allocated to the holders of 2016 LTIP Units until the Economic Capital Account Balances of such holders, to the extent attributable to their ownership of 2016 LTIP Units, are equal to (i) the Partnership Common Unit Economic Balance, multiplied by (ii) the number of their 2016 LTIP Units; provided that no such Liquidating Gains will be allocated with respect to any particular 2016 LTIP Unit unless, until and to the extent that such Liquidating Gains, when aggregated with other Liquidating Gains realized since the issuance of such 2016 LTIP Unit, exceed Liquidating Losses realized since the issuance of such 2016 LTIP Unit. After giving effect to the special allocations set forth in Sections 6.3.A and 6.3.B of the Agreement, in the event that, due to distributions with respect to Partnership Common Units in which the 2016 LTIP Units do not participate or otherwise, the Economic Capital Account Balance of any present or former holder of 2016 LTIP Units, to the extent attributable to the holder’s ownership of 2016 LTIP Units, exceeds the target balance specified above, then Liquidating Losses shall be allocated to such holder to the extent necessary to reduce or eliminate the disparity. In the event that Liquidating Gains or Liquidating Losses are allocated under this Section 3.B, Net Income and Net Loss allocable under the remaining clauses of Section 6.2 (i.e. Sections 6.2(ii) and following) shall be recomputed without regard to the Liquidating Gains or Liquidating Losses so allocated. For this purpose, “Liquidating Gains” means any net gain realized in connection with the actual or hypothetical sale of all or substantially all of the assets of the Partnership (including any Liquidating Transaction), including but not limited to net gain realized in connection with an adjustment to the Gross Asset Values of Partnership assets under clause (b) of the definition of Gross Asset Value in the Agreement. Similarly, “Liquidating Losses” means any net loss realized in connection with any such event. The “Economic Capital Account Balances” of the holders of 2016 LTIP Units will be equal to their Capital Account balances, plus the amount of their shares of any Partner Minimum Gain or Partnership Minimum Gain, in either case to the extent attributable to their ownership of 2016 LTIP Units. Similarly, the “Partnership Common Unit Economic Balance” shall mean (i) the Capital Account balance of the Special Limited Partner, plus the amount of the Special Limited Partner’s share of any Partner Minimum Gain or Partnership Minimum Gain, in either case to the extent attributable to the Special Limited Partner’s ownership of Partnership Common Units and computed on a hypothetical basis after taking into account all allocations through the date on which any allocation is made under this Section 6.1.F, divided by (ii) the number of the General Partner’s Partnership Common Units. Any such allocations shall be made among the holders of 2016 LTIP Units in proportion to the amounts required to be allocated to each under this Section 3.B. The parties agree that the intent of this Section 3.B (as well as, to the extent applicable, Section 6.3.C of the Agreement) is to make the Capital Account balance associated with each 2016 LTIP Unit economically equivalent to the Capital Account balance associated with the Special Limited Partner’s Partnership Common Units (on a per-unit basis), but only if the Partnership has recognized cumulative net gains with respect to its assets since the issuance of the relevant 2016 LTIP Unit.

4.Adjustments.

The Partnership shall maintain at all times a one-to-one correspondence between 2016 LTIP Units and Partnership Common Units for conversion, distribution and other purposes, including without limitation complying with the following procedures; provided that the foregoing is not intended to alter the Capital Account Limitation (as defined in Section 7.B below), the special allocations pursuant to Section 3.B above, differences between non-liquidating distributions to be made with respect to the 2016 LTIP Units and Partnership Common Units prior to the Distribution Participation Date for such 2016 LTIP Units, differences between liquidating distributions to be made with respect to the 2016 LTIP Units and Partnership Common Units pursuant to Section 13.2 of the Partnership Agreement or Section 2.A above in the event that the Capital Accounts attributable to the 2016 LTIP Units are less than those attributable to the Partnership Common Units due to insufficient special allocations pursuant to Section 3.B above or related provisions.
If an Adjustment Event (as defined below) occurs, then the General Partner shall make a corresponding adjustment to the 2016 LTIP Units to maintain such one-for-one correspondence between Partnership Common Units and 2016 LTIP Units. The following shall be “Adjustment Events”: (A) the Partnership makes a distribution on all outstanding Partnership Common Units in Partnership Units, (B) the Partnership subdivides the outstanding Partnership Common Units into a greater number of units or combines the outstanding Partnership Common Units into a smaller number of units, or (C) the Partnership issues any Partnership Units in exchange for its outstanding Partnership Common Units by way of a reclassification or recapitalization of its Partnership Common Units. If more than one Adjustment Event occurs, the adjustment to the 2016 LTIP Units need be made only once using a single formula that takes into account each and every Adjustment Event as if all Adjustment Events occurred simultaneously. For the avoidance of doubt, the following shall not be Adjustment Events: (x) the issuance of Partnership Units in a financing, reorganization, acquisition or other similar business transaction, (y) the issuance of Partnership Units pursuant to any employee benefit or compensation plan or distribution reinvestment plan, or (z) the issuance of any Partnership Units to the General Partner in respect of a capital contribution to the Partnership of proceeds from the sale of securities by the General Partner. If the Partnership takes an action affecting the Partnership Common Units other than actions specifically described above as Adjustment Events and in the opinion of the General Partner such action would require an adjustment to the 2016 LTIP Units to maintain the one-to-one correspondence described above, the General Partner shall have the right to make such adjustment to the 2016 LTIP Units, to the extent permitted by law and by the terms of any plan pursuant to which the 2016 LTIP Units have been issued, in such manner and at such time as the General Partner, in its sole discretion, may determine to be appropriate under the circumstances. If an adjustment is made to the 2016 LTIP Units as herein provided the Partnership shall promptly file in the books and records of the Partnership an officer’s certificate setting forth such adjustment and a brief statement of the facts requiring such adjustment, which certificate shall be conclusive evidence of the correctness of such adjustment absent manifest error. Promptly after filing of such certificate, the Partnership shall mail a notice to each holder of 2016 LTIP Units setting forth the adjustment to his or her 2016 LTIP Units and the effective date of such adjustment.

5.	Ranking.
The 2016 LTIP Units shall rank on parity with the Partnership Common Units in all respects, subject to the proviso in the first sentence of Section 4 above.

6.	No Liquidation Preference.
The 2016 LTIP Units shall have no liquidation preference.

7.	Right to Convert 2016 LTIP Units into Partnership Common Units.

A.Conversion Right. The Vesting Agreement for any 2016 LTIP Unit may specify a minimum increase (a “Minimum Increase”) as a percentage or otherwise in the Gross Asset Values of Partnership assets under clause (b) of the definition of Gross Asset Value in the Agreement which must occur following the issuance of that 2016 LTIP Unit before that 2016 LTIP Unit may be converted into Partnership Common Units, which Minimum Increase may be determined in any manner by the General Partner in its sole discretion (any such requirement in a Vesting Agreement, a “Book-Up Hurdle”). Provided that any applicable Book-Up Hurdle has been met, a holder of 2016 LTIP Units shall have the right (the “Conversion Right”), at his or her option, at any time to convert all or a portion of his or her Vested 2016 LTIP Units into Partnership Common Units. Holders of 2016 LTIP Units shall not have the right to convert Unvested 2016 LTIP Units into Partnership Common Units until they become Vested 2016 LTIP Units; provided, however, that when a holder of 2016 LTIP Units is notified of the expected occurrence of an event that will cause his or her Unvested 2016 LTIP Units to become Vested 2016 LTIP Units and/or meet any applicable Book-Up Hurdle, such Person may give the Partnership a Conversion Notice conditioned upon and effective as of the time of vesting and/or meeting of any applicable Book-Up Hurdle, and such Conversion Notice, unless subsequently revoked by the holder of the 2016 LTIP Units, shall be accepted by the Partnership subject to such condition. The General Partner shall have the right at any time to cause a conversion of Vested 2016 LTIP Units into Partnership Common Units. In all cases, the conversion of any 2016 LTIP Units into Partnership Common Units shall be subject to the conditions and procedures set forth in this Section 7.

B.Number of Units Convertible. Subject to any applicable Book-Up Hurdle, a holder of Vested 2016 LTIP Units may convert such Vested 2016 LTIP Units into an equal number of fully paid and non-assessable Partnership Common Units, giving effect to all adjustments (if any) made pursuant to Section 4. Notwithstanding the foregoing, in no event may a holder of Vested 2016 LTIP Units convert a number of Vested 2016 LTIP Units that exceeds (x) the Economic Capital Account Balance of such holder, to the extent attributable to its ownership of 2016 LTIP Units, divided by (y) the Partnership Common Unit Economic Balance, in each case as determined as of the effective date of conversion (the “Capital Account Limitation”).

C.Notice. In order to exercise his or her Conversion Right, a holder of 2016 LTIP Units shall deliver a notice (a “Conversion Notice”) in the form attached as Attachment A hereto not less than 10 nor more than 60 days prior to a date (the “Conversion Date”) specified in such Conversion Notice. Each holder of 2016 LTIP Units covenants and agrees with the Partnership that all Vested 2016 LTIP Units to be converted pursuant to this Section 7 shall be free and clear of all liens. Notwithstanding anything herein to the contrary or the holding period requirement of Section 15.1 of the Agreement (but subject to the remainder of Section 15.1 of the Agreement), a holder of 2016 LTIP Units may deliver a Redemption Notice pursuant to Section 15.1 of the Agreement relating to those Partnership Common Units that will be issued to such holder upon conversion of such 2016 LTIP Units into Partnership Common Units in advance of the Conversion Date; provided, however, that the redemption of such Partnership Common Units by the Partnership shall in no event take place until the Conversion Date. Notwithstanding the foregoing, the 1,000 unit minimum provided in Section 15.1.F of the Agreement shall not apply to 2016 LTIP Units. For clarity, it is noted that the objective of this paragraph is to put a holder of 2016 LTIP Units in a position where, if he or she so wishes, the Partnership Common Units into which his or her Vested 2016 LTIP Units will be converted can be redeemed by the Partnership simultaneously with such conversion notwithstanding such Partnership Common Units were not held for the Fourteen-Month Period, with the further consequence that, if the General Partner elects to assume the Partnership’s redemption obligation with respect to such Partnership Common Units under Section 8.6 of the Agreement by delivering to such holder Shares rather than cash, then such holder can have such Shares issued to him or her simultaneously with the conversion of his or her Vested 2016 LTIP Units into Partnership Common Units. The General Partner shall cooperate with a holder of 2016 LTIP Units to coordinate the timing of the different events described in the foregoing sentence.

D.Forced Conversion. The Partnership, at any time at the election of the General Partner, may cause any number of Vested 2016 LTIP Units held by a holder of 2016 LTIP Units to be converted (a “Forced Conversion”) into an equal number of Partnership Common Units, giving effect to all adjustments (if any) made pursuant to Section 4; provided, that the Partnership may not cause a Forced Conversion of any 2016 LTIP Units that would not at the time be eligible for conversion at the option of the holder of such 2016 LTIP Units pursuant to Section 7.B above. In order to exercise its right to cause a Forced Conversion, the Partnership shall deliver a notice (a “Forced Conversion Notice”) in the form attached as Attachment B hereto to the applicable holder not less than 10 nor more than 60 days prior to the Conversion Date specified in such Forced Conversion Notice. A Forced Conversion Notice shall be provided in the manner provided in Section 15.2 of the Agreement.

E.Conversion Procedures. A conversion of Vested 2016 LTIP Units for which the holder thereof has given a Conversion Notice or the Partnership has given a Forced Conversion Notice shall occur automatically after the close of business on the applicable Conversion Date without any action on the part of such holder of 2016 LTIP Units, as of which time such holder of 2016 LTIP Units shall be credited on the books and records of the Partnership with the issuance as of the opening of business on the next day of the number of Partnership Common Units issuable upon such conversion. After the conversion of 2016 LTIP Units as aforesaid, the Partnership shall deliver to such holder of 2016 LTIP Units, upon his or her written request, a certificate of the General Partner certifying the number of Partnership Common Units and remaining 2016 LTIP Units, if any, held by such Person immediately after such conversion.

F.Treatment of Capital Account. For purposes of making future allocations under Section 3.B above and applying the Capital Account Limitation, the portion of the Economic Capital Account balance of the applicable holder of 2016 LTIP Units that is treated as attributable to his or her 2016 LTIP Units shall be reduced, as of the date of conversion, by the product of the number of 2016 LTIP Units converted and the Partnership Common Unit Economic Balance.

G.Mandatory Conversion in Connection with a Transaction. If the Partnership or the Special Limited Partner shall be a party to any transaction (including without limitation a merger, consolidation, unit exchange, self tender offer for all or substantially all Partnership Common Units or other business combination or reorganization, or sale of all or substantially all of the Partnership’s assets, but excluding any transaction which constitutes an Adjustment Event), in each case as a result of which Partnership Common Units shall be exchanged for or converted into the right, or the holders of Partnership Common Units shall otherwise be entitled, to receive cash, securities or other property or any combination thereof (each of the foregoing being referred to herein as a “Transaction”), then the General Partner shall, immediately prior to the Transaction, exercise its right to cause a Forced Conversion with respect to the maximum number of 2016 LTIP Units then eligible for conversion, taking into account any allocations that occur in connection with the Transaction or that would occur in connection with the Transaction if the assets of the Partnership were sold at the Transaction price or, if applicable, at a value determined by the General Partner in good faith using the value attributed to the Partnership Units in the context of the Transaction (in which case the Conversion Date shall be the effective date of the Transaction and the conversion shall occur immediately prior to the effectiveness of the Transaction).

In anticipation of such Forced Conversion and the consummation of the Transaction, the Partnership shall use commercially reasonable efforts to cause each holder of 2016 LTIP Units to be afforded the right to receive in connection with such Transaction in consideration for the Partnership Common Units into which his or her 2016 LTIP Units will be converted the same kind and amount of cash, securities and other property (or any combination thereof) receivable upon the consummation of such Transaction by a holder of the same number of Partnership Common Units, assuming such holder of Partnership Common Units is not a Person with which the Partnership consolidated or into which the Partnership merged or which merged into the Partnership or to which such sale or transfer was made, as the case may be (a “Constituent Person”), or an affiliate of a Constituent Person. In the event that holders of Partnership Common Units have the opportunity to elect the form or type of consideration to be received upon consummation of the Transaction, prior to such Transaction the General Partner shall give prompt written notice to each holder of 2016 LTIP Units of such election, and shall use commercially reasonable efforts to afford such holders the right to elect, by written notice to the General Partner, the form or type of consideration to be received upon conversion of each LTIP Unit held by such holder into Partnership Common Units in connection with such Transaction. If a holder of 2016 LTIP Units fails to make such an election, such holder (and any of its transferees) shall receive upon conversion of each LTIP Unit held him or her (or by any of his or her transferees) the same kind and amount of consideration that a holder of a Partnership Common Unit would receive if such holder of Partnership Common Units failed to make such an election.
Subject to the rights of the Partnership and the General Partner under any Vesting Agreement and the terms of any plan under which 2016 LTIP Units are issued, the Partnership shall use commercially reasonable efforts to cause the terms of any Transaction to be consistent with the provisions of this Section 7 and to enter into an agreement with the successor or purchasing entity, as the case may be, for the benefit of any holders of 2016 LTIP Units whose 2016 LTIP Units will not be converted into Partnership Common Units in connection with the Transaction that will (i) contain provisions enabling the holders of 2016 LTIP Units that remain outstanding after such Transaction to convert their 2016 LTIP Units into securities as comparable as reasonably possible under the circumstances to the Partnership Common Units and (ii) preserve as far as reasonably possible under the circumstances the distribution, special allocation, conversion, and other rights set forth in the Agreement for the benefit of the holders of 2016 LTIP Units.

8.	Redemption Rights.
2016 LTIP Units may not be tendered for redemption pursuant to Section 15.1 of the Agreement unless and until such 2016 LTIP Units have been converted into Partnership Common Units (or any other class or series of Partnership Units entitled to such Redemption right) in accordance with their terms. Notwithstanding the foregoing, and except as otherwise permitted by the award, plan or other agreement pursuant to which an LTIP Unit was issued, the Redemption right shall not be exercisable with respect to any Partnership Common Unit issued upon conversion of an LTIP Unit until on or after the date that is two years after the date on which the LTIP Unit was issued, provided however, that the foregoing restriction shall not apply if the Redemption Right is exercised by a LTIP Unit holder in connection with a transaction that falls within the definition of a “change of control” under the agreement or agreements pursuant to which the 2016 LTIP Units were issued to him or her. In no event shall the Fourteen-Month Period set forth in Section 15.1.A apply with respect to Partnership Common Units issued upon conversion of 2016 LTIP Units. 2016 LTIP Units will not be redeemable at the option of the Partnership; provided, however, that the foregoing shall not prohibit the Partnership from repurchasing 2016 LTIP Units from the holder thereof if and to the extent such holder agrees to sell such Units.

9.	Voting Rights.

A.Voting with Partnership Common Units. Holders of 2016 LTIP Units shall have the right to vote on all matters submitted to a vote of the holders of Partnership Common Units; holders of 2016 LTIP Units and Partnership Common Units shall vote together as a single class, together with any other class or series of units of limited partnership interest in the Partnership upon which like voting rights have been conferred. In any matter in which the 2016 LTIP Units are entitled to vote, including an action by written consent, each LTIP Unit shall be entitled to vote a Percentage Interest equal on a per unit basis to the Percentage Interest of the Partnership Common Units.

B.Special Approval Rights. Except as provided in Section 9.A above, holders of 2016 LTIP Units shall only (a) have those voting rights required from time to time by non-waivable provisions of applicable law, if any, and (b) have the additional voting rights that are expressly set forth in this Section 9.B. The General Partner and/or the Partnership shall not, without the affirmative vote of holders of more than 50% of the then outstanding 2016 LTIP Units affected thereby, given in person or by proxy, either in writing or at a meeting (voting separately as a class), take any action that would materially and adversely alter, change, modify or amend, whether by merger, consolidation or otherwise, the rights, powers or privileges of such 2016 LTIP Units, subject to the following exceptions:

(i)no separate consent of the holders of 2016 LTIP Units will be required if and to the extent that any such alteration, change, modification or amendment would equally, ratably and proportionately alter, change, modify or amend the rights, powers or privileges of the Partnership Common Units (in which event the holders of 2016 LTIP Units shall only have such voting rights, if any, as provided in Section 14.1 of the Agreement in accordance with Section 9.A above);

(ii)with respect to any merger, consolidation or other business combination or reorganization, so long as the 2016 LTIP Units either (x) are converted into Partnership Common Units immediately prior to the effectiveness of the transaction, (y) remain outstanding with the terms thereof materially unchanged, or (z) if the Partnership is not the surviving entity in such transaction, are exchanged for a security of the surviving entity with terms that are materially the same with respect to rights to allocations, distributions, redemption, conversion and voting as the 2016 LTIP Units and without any income, gain or loss expected to be recognized by the holder upon the exchange for federal income tax purposes (and with the terms of the Partnership Common Units or such other securities into which the 2016 LTIP Units (or the substitute security therefor) are convertible materially the same with respect to rights to allocations, distributions, redemption, conversion and voting), such merger, consolidation or other business combination or reorganization shall not be deemed to materially and adversely alter, change, modify or amend the rights, powers or privileges of the 2016 LTIP Units, provided further, that if some, but not all, of the 2016 LTIP Units are converted into Partnership Common Units immediately prior to the effectiveness of the transaction (and neither clause (y) or (z) above is applicable), then the consent required pursuant to this Section will be the consent of the holders of more than 50% of the 2016 LTIP Units to be outstanding following such conversion and Partnership Common Units outstanding voting together as a single class pursuant to Section 9.A above;

(iii)any creation or issuance of any Partnership Common Units or of any class of series of Common Partnership Units or Preference Units of the Partnership (whether ranking junior to, on a parity with or senior to the 2016 LTIP Units with respect to payment of distributions, redemption rights and the distribution of assets upon liquidation, dissolution or winding up), which either (x) does not require the consent of the holders of Partnership Common Units or (y) does require such consent and is authorized by a vote of the holders of Partnership Common Units and 2016 LTIP Units voting together as a single class pursuant to Section 9.A above, together with any other class or series of units of limited partnership interest in the Partnership upon which like voting rights have been conferred, shall not be deemed to materially and adversely alter, change, modify or amend the rights, powers or privileges of the 2016 LTIP Units;

(iv)any waiver by the Partnership of restrictions or limitations applicable to any outstanding 2016 LTIP Units with respect to any holder or holders thereof shall not be deemed to materially and adversely alter, change, modify or amend the rights, powers or privileges of the 2016 LTIP Units with respect to other holders; and

(v)the General Partner shall have the power, without the consent of holders of 2016 LTIP Units, to amend the Agreement as may be required to reflect any change to the Agreement not otherwise specifically permitted by this Section 9.B that the General Partner deems necessary or appropriate in its sole discretion, provided that such change does not adversely affect or eliminate any right granted to holders of 2016 LTIP Units requiring their approval.

The foregoing voting provisions will not apply if, as of or prior to the time when the action with respect to which such vote would otherwise be required will be taken or be effective, all outstanding 2016 LTIP Units shall have been converted and/or redeemed, or provision is made for such redemption and/or conversion to occur as of or prior to such time.

10.	Tax Matters in Connection with Issuance of 2016 LTIP Units.

A.Safe Harbor Election. To the extent provided for in Regulations, revenue rulings, revenue procedures and/or other IRS guidance issued after the date hereof, the Partnership is hereby authorized to, and at the direction of the General Partner shall, elect a safe harbor under which the fair market value of any Partnership Interests issued after the effective date of such Regulations (or other guidance) will be treated as equal to the liquidation value of such Partnership Interests (i.e., a value equal to the total amount that would be distributed with respect to such interests if the Partnership sold all of its assets for their fair market value immediately after the issuance of such Partnership Interests, satisfied its liabilities (excluding any non-recourse liabilities to the extent the balance of such liabilities exceeds the fair market value of the assets that secure them) and distributed the net proceeds to the Partners under the terms of this Agreement). In the event that the Partnership makes a safe harbor election as described in the preceding sentence, each Partner hereby agrees to comply with all safe harbor requirements with respect to transfers of such Partnership Interests while the safe harbor election remains effective.

B.Forfeiture Allocations. Upon a forfeiture of any unvested Partnership Interest by any Partner, gross items of income, gain, loss or deduction shall be allocated to such Partner if and to the extent required by final Regulations promulgated after the Effective Date to ensure that allocations made with respect to all unvested Partnership Interests are recognized under Code Section 704(b).

Attachment A to Partnership Unit Designation-2016 LTIP Units
Notice of Election by Partner to Convert
2016 LTIP Units into Partnership Common Units
The undersigned holder of 2016 LTIP Units hereby irrevocably elects to convert the number of Vested 2016 LTIP Units in Douglas Emmett Properties, LP (the “Partnership”) set forth below into Partnership Common Units in accordance with the terms of the Agreement of Limited Partnership of the Partnership, as amended. The undersigned hereby represents, warrants, and certifies that the undersigned: (a) has title to such 2016 LTIP Units, free and clear of the rights or interests of any other person or entity other than the Partnership; (b) has the full right, power, and authority to cause the conversion of such 2016 LTIP Units as provided herein; and (c) has obtained the consent or approval of all persons or entities, if any, having the right to consent or approve such conversion.
Name of Holder:_______________________________________________________________________
(Please Print: Exact Name as Registered with Partnership)
Number of 2016 LTIP Units to be Converted:_______________
Conversion Date:______________________________________
_______    _______________________________________________________________________________________
(Signature of Holder: Sign Exact Name as Registered with Partnership)
______________________________________________________________________________________________
(Street Address)
______________________________________________________________________________________________
(City)                    (State)                    (Zip Code)
Signature Guaranteed by:__________________________________________________________

Attachment B to Partnership Unit Designation-2016 LTIP Units
Notice of Election by Partnership to Force Conversion
of 2016 LTIP Units into Partnership Common Units
Douglas Emmett Properties, LP (the “Partnership”) hereby irrevocably elects to cause the number of 2016 LTIP Units held by the holder of 2016 LTIP Units set forth below to be converted into Partnership Common Units in accordance with the terms of the Second Amended and Restated Agreement of Limited Partnership of the Partnership, as amended.
Name of Holder:_______________________________________________________________________
(Please Print: Exact Name as Registered with Partnership)
Number of 2016 LTIP Units to be Converted:__________________
Conversion Date:________________________________________